Exhibit 10.1

                                 PROMISSORY NOTE

U .S. S25.000.00                                               Boulder, Colorado
Dated  Jan. 5, 2011

FOR VALUE RECEIVED, the undersigned (Borrower) promises to pay JABLONSKI FAMILY, LLLP, a Colorado limited liability limited partnership, or order (Note Holder) the principal sum of Twenty-Five Thousand U.S. Dollars ($25,000.00), with interest on the unpaid principal balance from the date of this Note, until paid, at an annual fixed rate equal to five percent (5.0%). Borrower shall use the loan proceeds only for the purpose of paying fees to Borrower's professional services providers, including, without limitation, Borrower's auditor, accountant and attorney, and for legal fees and expenses incurred by or on behalf of Borrower in connection with the preparation of this Note and related documents. Principal and interest shall be payable at 1910 Norwood Avenue, Boulder, Colorado 80304, or such other place as the Note Holder may designate. The entire principal amount outstanding and accrued interest thereon, shall be due and payable on the date which is six (6) months following the date of this Note ("Maturity Date"). In lieu of the accrued interest, Borrower shall deliver to Note Holder on the Maturity Date, together with the entire principal amount outstanding, 75,000 restricted shares of DataMill Media Corp. (ticker symbol
SPLI). Notwithstanding the foregoing, in no event shall the amount paid, or agreed to be paid, to Note Holder for the use, forbearance, or retention of the money to be loaned hereunder ("Interest") exceed the maximum amount permissible under applicable law. If the performance or fulfillment of any provision hereof, or any agreement between Borrower and Note Holder shall result in Interest exceeding the limit for Interest prescribed by law, then the amount of such Interest shall be reduced to such limit. If, from any circumstance, Note Holder should receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at the option of Note Holder, be paid over to Borrower) and not to the payment of Interest.

     1. Borrower shall pay to the Note Holder a late charge of five percent (5.0%) of any payment not received by the Note Holder within ten (10) days after the payment is due.

     2. Payments received for application to this Note shall be applied first to the payment of late charges, if any, second to the payment of accrued interest at the rate specified below, if any, third, to accrued interest first specified above, and the balance applied in reduction of the principal amount hereof.

     3. If any payment required by this Note is not paid when due, or if any default under the Security and Pledge Agreement securing this Note occurs, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note Holder (Acceleration); and the indebtedness shall bear interest at the rate of eighteen percent (18%) per annum from the date of default. The Note Holder shall be entitled to collect all reasonable costs and expenses of collection and/or suit, including, but not limited to reasonable attorneys' fees.

     5. Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

     6. Borrower and all other makers, sureties, guarantors, and endorsers hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity.
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     7. Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to Note Holder or (2) mailing such notice by first-class U.S. mail, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

     8. The indebtedness evidenced by this Note is secured by a Security and Pledge Agreement of even date herewith, and until released said Security and Pledge Agreement contains additional rights of the Note Holder. Such rights may cause Acceleration of the indebtedness evidenced by this Note. Reference is made to said Security and Pledge Agreement for such additional terms and for a complete description of the collateral securing repayment of this Note.

     9. This Note is given to evidence not only existing indebtedness, but also future advances (whether such advances are obligatory or are to be made at the option of Note Holder, or otherwise) made by Note Holder pursuant to and as evidenced by this Note, to the same extent as if such future advances were made on the date of the execution of this Note. The total amount of indebtedness that may be so advanced may decrease or increase from time to time, but the principal amount of indebtedness secured hereby shall, in no event, exceed Twenty-Five Thousand U.S. Dollars ($25,000.00).

                                     BORROWER:

                                     DATAMILL MEDIA CORP., a Florida corporation


                                                            By: /s/ Vince Beatty
                                                              Name: Vince Beatty
                                                                      Title: CEO

                                                                        Address:

                                                          7731 S.Woodridge Drive
                                                         Parkland, Florida 33067

PERSONAL GUARANTY

For and in consideration of the loan evidenced by this Note and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, by his execution hereof, personally guaranties, any and all obligations and payments of Borrower as set forth and contained in this Note.

                                                         /s/ Vincent Beatty
                                                         Vincent Beatty
                                                         Gurantor